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                                                                  Exhibit 10.7


                             DEMAND PROMISSORY NOTE

$950,000.00                                                     APRIL 11, 1996


         For value received, EMCO Recycling Corp. (Borrower), an Arizona corporation, does hereby promise to pay to General Parametrics Corporation (Lender), in lawful money of the United States of America, the principal amount of Nine-Hundred Fifty Thousand dollars ($950,000.00) together with interest at the rate of nine percent (9.00%) per annum, calculated from April 11, 1996.
The principal and all accrued interest on this note shall be fully and immediately DUE AND PAYABLE ON DEMAND by lender. Unless and until such demand is made, this Note shall be payable monthly, interest only, beginning May 11, 1996.

         Prepayment: Borrow shall have the right to prepay this Note at any time, in whole or in part, without limitation or penalty.

         Borrower expressly waives demand, presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection, and consents that the time any payment or any part thereof is to be made may be extended by the Lender hereof.

         Borrower promises to pay all costs and expenses of collection, including reasonable attorney's fees, in the event the Note, or any portion hereof, is placed in the hands of an attorney for collection and such Collection is effected without suit. Borrower promises to pay reasonable attorney's fees as determined by the Court and all other costs, expenses and fees i.c. suit is instituted to collect this Note or any portion thereof.

         Dated this 11th day of April, 1996 at Phoenix, Maricopa County,
Arizona.

                                               EMCO Recycling Corp.


                                               By:  /s/  GEORGE MOOREHEAD
                                                  ---------------------------
                                               George Moorehead, President/CEO